UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 3, 2008
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LANDAMERICA FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-13990 (Commission File Number)	54-1589611 (I.R.S. Employer Identification No.)

5600 Cox Road Glen Allen, Virginia (Address of principal executive offices)	23060 (Zip Code)

Registrant’s telephone number, including area code:  (804) 267-8000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On Monday, November 3, 2008, the Board of Directors of LandAmerica Financial Group, Inc. (the “Company”) amended and restated the Company’s Bylaws to clarify and confirm the Company’s advance notice provisions for proposals and director nominations to be considered at the annual meeting of shareholders and to require additional detail from shareholders and beneficial owners making such proposals and director nominations.  The amendments specify that the notice of a proposal or nomination must contain complete and correct information as of the date of the notice.  The amendments further clarify that provisions pertaining to the information that shareholders have to provide also pertain to beneficial owners of the shares making proposals or nominations.  The shareholder’s or beneficial owner’s notice of a proposal or nomination now must include detailed disclosure of the nature of the holder’s ownership of interests in the Company’s securities including ownership of any derivative instruments, rights to vote shares, ownership of short interests, rights to dividends separate from shares, ownership through partnerships and rights to performance-related fees.  The notice must also describe any agreements between the shareholder or beneficial owner and any other person in connection with a shareholder’s proposal and contain any other information that would be required to be disclosed in a proxy statement as well as any material interest of the shareholder or beneficial owner in the business matter covered by the proposal.  The amendments clarify that, subject to the rights of preferred shareholders, only the Company’s Chief Executive Officer and Board of Directors may bring business before a special meeting of shareholders.

With respect to nominations for directors, the Bylaws amendments require that the notice contain information about nominating shareholders and beneficial owners similar to that required of shareholders and beneficial owners proposing business. Additionally the notice now must disclose any compensation arrangements between the nominee and the shareholder or beneficial owner making the nomination, any agreements among such parties, any information required to be disclosed in a proxy statement for a contested election and any material interest of the shareholder or beneficial owner in the nomination.  Nominees are required to furnish information to the Company, as requested, so that the Company can determine the eligibility of a nominee and assess the independence of the nominee.

Regardless of whether the shareholder is making a new proposal or a nomination, the amendments clarify that adjournment or postponement of a meeting does not start a new time period in which the shareholder can provide notice of a proposal or nomination and that information must be updated as of the record date for the meeting not later than ten days after the record date.  Shareholder approval was not required for these amendments.  A copy of the Company’s Amended and Restated Bylaws is being filed herewith as Exhibit 3.1 and is incorporated into this Item 5.03 by reference.

Item 9.01.                                Financial Statements and Exhibits.

(d)           Exhibits

Number                      Description

3.1	Amended and Restated Bylaws of LandAmerica Financial Group, Inc.*

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*   Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDAMERICA FINANCIAL GROUP, INC.
(Registrant)

Date: November 7, 2008	By:	/S/ Michelle H. Gluck
Michelle H. Gluck
Executive Vice President & Chief Legal Officer

EXHIBIT INDEX

Exhibit No.                            Description

3.1           Amended and Restated Bylaws

4